EXHIBIT 10.126



                    OPEN-END FEE MORTGAGE, LEASEHOLD MORTGAGE
          ASSIGNMENT OF RENTS AND SECURITY AGREEMENT AND FIXTURE FILING
                     (SECURING VARIABLE RATE MORTGAGE NOTES)

         (All notices to be given to U.S. Bank pursuant to 42 PA C.S.A.
    Section 8143 shall be given as set forth in Section 27 of this Mortgage)


     KNOW ALL MEN BY THESE PRESENTS, that CATALINA PARTNERS, L.P., a Delaware limited partnership, having an office at 180 East Broad Street, Columbus, Ohio 43215 ("Borrower"), in consideration of the payments to Borrower which U.S. BANK, NATIONAL ASSOCIATION, a national banking association, ("U.S. Bank") having an office at 10 West Broad Street, Columbus, Ohio 43215, as administrative agent for itself and one or more Lenders (as defined in that certain Loan Agreement of even date herewith (the "Loan Agreement") by and among Borrower and U.S. Bank, has made contemporaneously herewith or may hereafter make, does hereby grant, bargain, sell and convey unto U.S. Bank and such Lenders, its successors and assigns forever, certain real property situated in the Commonwealth of Pennsylvania, County of Dauphin and Township of Lower Paxton, being more fully described in Exhibit "A" hereto and by this reference made a part hereof (the "Fee Property") and further that certain real property situated in the Commonwealth of Pennsylvania, County of Dauphin and Township of Lower Paxton, being more fully described in Exhibit "B" hereto and by this reference made a part hereof (the "Leasehold Property") pursuant to a certain Lease Agreement dated December 8, 1972, and recorded at Book U, Volume 14, Page 153, Dauphin County, Pennsylvania, as assigned to Borrower pursuant to that certain Assignment and Assumption of Ground Lease dated September 30, 1997 from HNG Corp., a California corporation to Borrower and recorded in Book 2948, Page 579, Dauphin County, Pennsylvania (collectively, the "Ground Lease"; the Fee Property and Leasehold Property, are hereinafter sometimes collectively referred to as the "Property"), together with the following, whether now owned or hereafter acquired by Borrower(a) all improvements now or hereafter attached to or placed, erected, constructed or developed on the Property (collectively the "Improvements"); (b) all fixtures, furnishings, equipment, goods, inventory, and other articles of personal property (collectively the "Personal Property") that are now or hereafter attached to or used in or about the Improvements or that are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or that may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Improvements or the Property;
(c) all water and water rights, timber, crops, and mineral interests pertaining to the Property; (d) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Improvements or the Property; (e) all plans and specifications for the Improvements; (f) all contracts relating to the Property, the Improvements or the Personal Property;
(g) all deposits (including, without limitation, tenants' security deposits), bank accounts, deposit accounts, funds, documents, contract rights, accounts, accounts receivable, commitments, construction agreements, architectural agreements, payment intangibles, promissory notes, investment property, letter of credit rights, supporting obligations general intangibles (including, without

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limitation, trademarks, trade names and symbols), tax credits, instruments, notes and chattel paper arising from or by virtue of any transactions related to the Property, the Improvements or the Personal Property or relating directly or indirectly to the ownership, occupancy, use, operation, and maintenance of the Property, Personal Property, and Improvements or the construction of the Improvements; (h) all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Property, the Improvements or the Personal Property; (i) all proceeds arising from or by virtue of the sale, lease or other disposition of the Property, the Improvements, the Personal Property or any portion thereof or interest therein; (j) all proceeds (including, without limitation, premium refunds) of each policy of insurance relating to the Property, the Improvements or the Personal Property; (k) all proceeds from the taking of any of the Property, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof (including, without limitation, change of grade of streets, curb cuts or other rights of access), for any public or quasi public use under any law; (l) all right, title and interest of Borrower in and to all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Property; (m) all of the leases, licenses, occupancy agreements, rents (including without limitation, room rents, royalties, bonuses, income, receipts, issues, profits, revenues or other benefits of the Property, the Improvements or the Personal Property, including, without limitation, cash or securities deposited pursuant to leases to secure performance by the lessees of their obligations thereunder; (n) all consumer goods located in, on or about the Property or the Improvements or used in connection with the use or operation thereof; (o) all rights, hereditaments and appurtenances pertaining to the foregoing; and (p) other interests of every kind and character that Borrower now has or at any time hereafter acquires in and to the Property, Improvements, and Personal Property described herein and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Borrower with respect thereto (all of the same, including the Property, collectively the "Mortgaged Property"). To the extent that the estate of Borrower in any of the above-described property, included but not limited to the Land, Improvements, and Personal Property is a leasehold estate ("Leasehold Estate"), the conveyance hereby shall include and the lien and security interest hereby shall encumber said Leasehold Estate in addition to all title, estate, interest and other rights that may hereafter be acquired in the Leasehold Property demised under the Ground Lease.

     TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging, unto U.S. Bank and its successors and assigns forever, and Borrower hereby binds itself and its successors and assigns to warrant and forever defend the Mortgaged Property unto U.S. Bank and its successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof, except as to those matters described in Exhibit "C" attached hereto and by this reference made a part hereof (the "Permitted Encumbrances").

     This Open-End Fee Mortgage, Leasehold Mortgage, Assignment of Rents and Security Agreement and Fixture Filing (the "Mortgage") is given for the purpose of securing loan advances which U.S. Bank is obligated to make to Borrower for the refinance of an existing shopping mall on the Property (the "Project") pursuant to the terms and conditions of the Loan Agreement, which Loan Agreement is by this reference made a part hereof.

     The parties hereto intend that, in addition to any other indebtedness or obligations secured hereby, this Mortgage is an "Open-End Mortgage" as set forth in 42 PA. C.S.A. Section 8143 and shall secure unpaid balances of loan advances made after the Mortgage is delivered to the Recorder for record. Such loan advances are and will be evidenced by a note or notes of Borrower and/or Rate Management Agreements (as defined in the Loan Agreement). The maximum amount of unpaid loan indebtedness and any and all Rate Management Obligations (as defined in the Loan Agreement), which shall consist of unpaid balances of loan advances made either before or after, or both before and after, the Mortgage is delivered to the Recorder for record, exclusive of interest thereon and of advances for taxes, assessments, insurance premiums and costs incurred for protection of the Mortgaged Property, which may be outstanding at any time is Forty-Six Million Fifty-Two Thousand Five Hundred Dollars ($46,052,500.00).


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     THE MORTGAGE IS GIVEN TO SECURE: the full and prompt payment, whether at stated maturity, accelerated maturity or otherwise, of any and all indebtedness, whether fixed or contingent (collectively the "Indebtedness") and the complete, faithful and punctual performance of any and all other obligations (collectively the "Obligations") of Borrower to U.S. Bank under the terms and conditions of
(a) the Loan Agreement, (b) the Notes, of even date herewith, made by Borrower to U.S. Bank, in the aggregate principal amount of Forty-Two Million Two Hundred Fifty Thousand Dollars ($42,250,000.00), payable not later than April ___, 2011, and any and all renewals, amendments, modifications, reductions, replacements and extensions thereof and substitutions therefor (collectively the "Notes");
(c) the Mortgage; (d) Borrower's liability under any and all Rate Management Obligations in an amount not yet determined but not to exceed Three Million Eight Hundred Two Thousand Five Hundred Dollars ($3,802,500.00); and (e) any other instrument, document, certificate or affidavit heretofore, now or hereafter given by Borrower evidencing or securing or by any person guaranteeing (the "Guarantors") all or any part of the foregoing (the same together with the Loan Agreement, the Notes and the Mortgage and any and all Rate Management Agreements, collectively the "Loan Documents").

     Borrower, for itself and its successors and assigns, hereby covenants with U.S. Bank, its successors and assigns, that:

     1. Title. Borrower represents that it has good and marketable title in fee simple to the Fee Property and a Leasehold Estate to the Leasehold Property, both of which are free and clear from all conditions, restrictions, easements, liens, encumbrances and adverse claims whatsoever, except the Permitted Encumbrances. If the interest of U.S. Bank in the Mortgaged Property or any part thereof shall be endangered or shall be attacked, directly or indirectly, Borrower hereby authorizes U.S. Bank, at Borrower's expense, to take all necessary and proper steps for the defense of such interest, including the employment of counsel, the prosecution or defense of litigation and the compromise or discharge of claims made against such interest. Any sums so expended by U.S. Bank shall be charged against Borrower and collectible in accordance with the terms of Section 12 hereof.

     2. Further Assurances. Borrower shall furnish to U.S. Bank evidence of the title of Borrower to the Fee Property and evidence of the leasehold interest of Borrower to the Leasehold Property, at the execution and delivery hereof and from time to time hereafter as may be deemed necessary by and satisfactory to U.S. Bank (but not more than once every twelve (12) months), and Borrower shall promptly pay the cost of said title evidence when due and payable.

     Borrower, upon the request of U.S. Bank, shall execute, acknowledge, deliver, file and record such further instruments and do such further acts as may be necessary, desirable or proper to carry out the purposes of the Loan Documents and to subject to the liens and security interests created thereby any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, improvements or appurtenances to the Mortgaged Property.

     3. Subrogation for Further Security. U.S. Bank shall be subrogated for its further security to the lien, although released of record, of any and all encumbrances paid with any advance of Indebtedness; provided, however, that the terms and provisions hereof shall govern the rights and remedies of U.S. Bank and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which U.S. Bank is subrogated.

     4. Status Quo. Except as expressly permitted in any of the Loan Documents or except with the written consent of U.S. Bank, which consent may be withheld in U.S. Bank's sole discretion, Borrower shall not (a) sell, assign, mortgage, pledge, lease or otherwise convey or further encumber the Mortgaged Property, or any portion thereof, or legal, equitable or beneficial interest therein; (b) contract for any of the same; (c) permit the Mortgaged Property, or any portion thereof, or legal, equitable or beneficial interest therein, to be subject to any superior or inferior lien or encumbrance other than the Permitted Encumbrances; (d) subdivide, resubdivide or submit to the condominium form of ownership all or any portion of the Mortgaged Property, or any portion thereof; or (e) initiate or acquiesce in any change in the zoning classification of the Property or any portion thereof.

     5. Payment of Indebtedness. Borrower shall promptly pay the Indebtedness as the same becomes due and payable.

     6. Estoppel Certificate. Borrower shall furnish to U.S. Bank within ten
(10) days of any written request of U.S. Bank, a written statement, duly acknowledged by Borrower, setting forth the sums secured by the Mortgage and any right of set-off, counterclaim or other defense which Borrower alleges to exist against such sums and obligations secured by the Mortgage.


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     7. Taxes and Other Impositions. Borrower shall promptly pay before delinquency all taxes, assessments, charges, fines or impositions, general, local or special (collectively the "Impositions"), levied upon the Mortgaged Property, or any part thereof, or upon U.S. Bank's interest therein, or upon the Mortgage or the Indebtedness, by any duly or legally constituted public authority, municipality, township, county or state or the United States, and exhibit the evidence of the payment thereof to U.S. Bank within seven (7) days after request by U.S. Bank; provided that Borrower, at Borrower's own cost and expense may, if it shall in good faith so desire, contest the validity or amount of any Impositions, in which event Borrower may defer the payment thereof for such period as such contest shall be actively prosecuted and shall be pending undetermined; provided further, however, that Borrower shall not allow any such Impositions so contested to remain unpaid for such length of time as shall permit all or any portion of the Mortgaged Property, or the lien thereon created by such item, to be sold by federal, state, county or municipal authority for the nonpayment thereof. Pending any such contest, Borrower shall (prior to any delinquency) furnish to U.S. Bank an indemnity bond secured by a deposit in cash or other security acceptable to U.S. Bank, in the amount of the tax or assessment being contested by Borrower, plus a reasonable additional sum to pay all costs, interest and penalties which may be imposed or incurred in connection therewith.

     In the event that one or more of the Impositions on U.S. Bank's interest in the Mortgaged Property, the Mortgage or the Indebtedness cannot be lawfully paid by Borrower, then Borrower shall repay the Indebtedness in full without penalty within sixty (60) days after demand therefor by U.S. Bank.

     8. Insurance and Indemnification. Borrower shall maintain and keep in force at all times the following policies of insurance:

     (a) Insurance against loss or damage to the Improvements and the Personal Property caused by fire and any of the risks covered by insurance of the type now known as "coverage against all risks of physical loss", in an amount equal to one hundred percent (100%) of the replacement cost of the Improvements and the Personal Property and sufficient to prevent Borrower and U.S. Bank from becoming co-insurers, and otherwise with terms and conditions acceptable to U.S. Bank, including without limitation, acts of terrorism coverage, vandalism and malicious mischief coverage, demolition coverage, partial occupancy coverage, boiler and machinery coverage, sprinkler leakage coverage and in-transit coverage; evidence of such insurance (i) must be on an ACORD 28 Certificate of Insurance (2003/10), (ii) the comment box of said certificate must state "Waiver of Subrogation In Favor of U.S. Bank National Association", and must state the physical address of the Property, the Borrower's legal name, U.S. Bank's obligor number and the U.S. Bank's obligation number, (iii) the words "endeavor to but failure to do so shall impose no obligation or liability of any kind upon the insurer, its agents or representatives" in the cancellation box of said certificate must be deleted (iv) the certificate holder of said certificate must read "U.S. Bank National Association, Commercial Real Estate, 10 West Broad Street, 12th Floor, Columbus, Ohio 43215", (v) U.S. Bank must also be listed as mortgagee and a loss payee on said certificate in writing (with such designations being specifically typed on the face of such certificate as opposed to a "check-the-box" description) and (vi) said certificate must state that there is a 30-day cancellation, non-renewal, material change notice to U.S. Bank;

     (b) Commercial general liability insurance, insuring against any and all claims for personal injury, death or property damage occurring on, in or about the Property, the Improvements and the adjoining streets, sidewalks and passageways, subject to a combined single limit of not less than Three Million Dollars ($3,000,000.00) for personal injury, death or property damage arising out of any one accident, a general aggregate limit of not less than Five Million Dollars ($5,000,000.00) and otherwise with terms and conditions acceptable to U.S. Bank, including without limitation: (i) evidence of such insurance must be on an ACORD 25-S Certificate of Insurance, (ii) types and limits of insurance must be stated on an "occurrence" basis, (iii) the comment box of said certificate must state "Waiver of Subrogation In Favor of U.S. Bank National Association" and must state the U.S. Bank's obligor number and the U.S. Bank's obligation number, (iv) the words "endeavor to" in the cancellation box of said certificate must be deleted, (v) the certificate holder of said certificate must read "U.S. Bank National Association, Commercial Real Estate, 10 West Broad Street, 12th Floor Columbus, Ohio 43215", (vi) U.S. Bank must also be listed in writing (with such designations being specifically typed on the face of such certificate as opposed to a "check-the-box" description) as an additional insured on said certificate, (vii) and (vii) said certificate must state that there is a 30 day cancellation, non-renewal, material change notice to U.S. Bank;


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     (c) Worker's compensation insurance (including employer's liability insurance, if available and requested by U.S. Bank) for all employees of Borrower engaged on or with respect to the Property and the Improvements in the limits established by law, or, if limits are not so established, in such amounts that Borrower's minimum liability for such insurance is $500,000.00/$500,000.00/$500,000.00;

     (d) During the course of any development or construction of the Improvements, builder's completed value risk insurance against "all risks of physical loss", including collapse and transit coverage, in the amounts set forth in Subsection 8(a) above, and otherwise with terms and conditions acceptable to U.S. Bank;

     (e) Upon obtaining a certificate of occupancy for the Improvements or any portion thereof, business interruption insurance and/or loss of "rental value" insurance in an amount not less than the appraised rentals for the Mortgaged Property for a minimum of twelve (12) months, and otherwise with terms and conditions acceptable to U.S. Bank;

     (f) If the Improvements are located in a federally designated flood hazard area, then flood hazard coverage, in the maximum amount available and otherwise with terms and conditions acceptable to U.S. Bank; and

     (g) Such other insurance coverage, and in such amount, as may from time to time be required by U.S. Bank against the same or other hazards provided such insurance is available at commercially reasonable prices or rates.

     All such policies shall be in a form acceptable to U.S. Bank. Each policy of casualty insurance shall contain a mortgagee clause, substantially in the form of the standard New York mortgagee clause or otherwise acceptable to U.S. Bank, showing U.S. Bank as mortgagee. Each policy of property and builder's risk insurance shall be evidenced by an ACORD 28 Certificate of Insurance (2003/10 form), and said certificate shall include, without limitation, the following:
(i) the words "Waiver of Subrogation In Favor of U.S. Bank National Association" and the street address of the Mortgaged Property must be stated in the comment box, (ii) the certificate holder must read "U.S. Bank National Association, Commercial Real Estate, 10 West Broad Street, 12th Floor, Columbus, Ohio 43215" and (iii) U.S. Bank must also be listed as the mortgagee and loss payee. Unless the policy so provides, each policy of insurance required by the terms of the Mortgage shall contain an endorsement by the insurer, for the benefit of U.S. Bank, (iv) that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of said insurance, (v) that any right of set-off, counterclaim or deductions against Borrower is waived and (vi) that such policy shall not be canceled or changed except upon not less than thirty (30) days prior written notice delivered to U.S. Bank.

     All such insurance policies and renewals thereof shall be written by companies with a Best's Insurance Reports policy holders rating of A and a financial size category of Class XV or be expressly approved by U.S. Bank in writing and such companies shall be authorized to do business in the state in which the Mortgaged Property resides.

     Borrower shall promptly furnish to U.S. Bank copies of all renewal notices and all receipts of paid premiums. At least thirty (30) days prior to the expiration date of any such policy, Borrower shall deliver to U.S. Bank a copy of the renewal policy, or binder thereof, in form acceptable to U.S. Bank.

     If U.S. Bank is made a party defendant to any litigation concerning the Loan Documents or the Mortgaged Property or any part thereof or interest therein, or the occupancy thereof by Borrower, then Borrower shall indemnify, defend and hold U.S. Bank harmless from all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by U.S. Bank in any such litigation, whether or not any such litigation is prosecuted to judgment. Borrower waives any and all right to claim or recover against U.S. Bank, its officers, employees, agents and representatives, for loss of or damage to Borrower, the Mortgaged Property, other property of Borrower or the property of others under control of Borrower from any cause insured against or required to be insured against by the provisions of the Mortgage.

     Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section unless U.S. Bank has approved the insurance company and the form and content of the insurance policy, including, without limitation, the naming thereon of U.S. Bank as a named insured with loss payable to U.S. Bank under a


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standard mortgage clause of the character above described. Borrower shall immediately notify U.S. Bank whenever any such separate insurance is taken out and shall promptly deliver to U.S. Bank copies of the policies or binders evidencing such insurance.

     Nothing contained in this Section shall prevent Borrower from keeping the Improvements and Personal Property insured or causing the same to be insured against the risks referred to in this Section under a policy or policies of blanket insurance which may cover other property not subject to the lien of the Mortgage; provided, however, that any such policy of blanket insurance (i) shall specify therein the amount of the total insurance allocated to the Improvements and Personal Property, which amount shall be not less than the amount otherwise required to be carried under the Mortgage; (ii) shall not contain any clause which would result in the insured thereunder becoming a co-insurer of any loss with the insurer under such policy; and (iii) shall in all other respects comply with the provisions of the Mortgage. By its acceptance of this Mortgage, U.S. Bank acknowledges that the policies of insurance carried by the Borrower as of the date hereof, as evidenced by the Certificates of Insurance delivered by Borrower to U.S. Bank on or before the date hereof, comply with the provisions of the Mortgage.

     U.S. Bank shall be entitled to receive all of the proceeds of said insurance and, accordingly as U.S. Bank may elect, either apply such proceeds, in whole or in part, toward payment of the Indebtedness, the unpaid portion of the debt to remain in force, or to hold and apply such proceeds, without payment or allowance of interest thereon, toward the repair or replacement of the damaged or destroyed portion of the Improvements and Personal Property. The foregoing to the contrary notwithstanding, provided that no Event of Default has occurred and is continuing and provided that an insurance claim involves a casualty loss of One Million Dollars ($1,000,000) or less, the Borrower shall have the right, without the prior approval of U.S. Bank, to adjust such insurance claim and receive insurance proceeds directly form the insurance carrier for repair and restoration of the Property. At any time that an Event of Default has occurred and is continuing, Borrower hereby authorizes and empowers U.S. Bank to settle any claim in excess of One Million Dollars ($1,000,000.00) under all such policies provided that same shall be reasonable under the circumstances then existing and to demand, receive and receipt for all monies becoming payable thereunder, whether or not the policies are held by Borrower and whether or not they are made payable to U.S. Bank, and the companies issuing such insurance policies are hereby notified, instructed, empowered and authorized to make loss drafts payable to U.S. Bank.

     If the insurance proceeds are held by U.S. Bank to reimburse Borrower for the cost of restoration and repair of the Improvements and the Personal Property, the Improvements and Personal Property shall be restored to the equivalent of its original condition or such other condition as U.S. Bank may approve in writing. U.S. Bank may, at U.S. Bank's option, condition disbursement of said proceeds on U.S. Bank's approval of such plans and specifications of an architect satisfactory to U.S. Bank, cost estimates of contractors satisfactory to U.S. Bank, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as U.S. Bank may reasonably require. If the insurance proceeds are applied to the payment of the sums secured by the Mortgage, any such application of proceeds shall not extend or postpone the due dates of the monthly installments referred to in each of the Notes or change the amounts of such installments. If the Mortgaged Property is sold pursuant to Section 19 hereof or if U.S. Bank acquires title to the Mortgaged Property, U.S. Bank shall have all of the right, title and interest of Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

Notwithstanding any provision to the contrary contained herein, all insurance proceeds for claims in excess of One Million Dollars ($1,000,000.00) shall be held by U. S. Bank to reimburse Borrower for the cost of restoration and repair of the Mortgaged Property (and shall not be applied toward the payment of the Indebtedness until after restoration and repair of the Mortgaged Property) provided each of the following shall obtain:

     (a) There shall at the time of the casualty and at all times thereafter have occurred, no Event of Default as defined herein below;

     (b) Borrower shall notify U. S. Bank in writing of Borrower's intention to perform such restoration or repair within sixty (60) days of the loss or casualty;


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     (c) Borrower shall be in compliance with the Debt Service Coverage Ratio
(as defined in the Loan Agreement) after taking into account any leases that are terminated as a result of the casualty;

     (d) U. S. Bank shall receive evidence satisfactory to U. S. Bank that the Mortgaged Property has been fully restored or that by application of such proceeds it will be fully restored to its condition prior to the damage or destruction, free and clear of all liens, except as otherwise expressly permitted herein;

     (e) The insurance proceeds shall, in U. S. Bank's reasonable discretion, be sufficient to restore the Mortgaged Property to the equivalent of its original condition; provided that if such proceeds shall be insufficient to restore the Mortgaged Property to the equivalent of its original condition in the sole judgment of U. S. Bank, Borrower may deposit with U. S. Bank funds which, together with such proceeds, shall be sufficient to restore the Mortgaged Property to the equivalent of its original condition;

     (f) There shall in the reasonable judgment of U. S. Bank remain sufficient time to complete the restoration or repair of the Mortgaged Property prior to the Stated Maturity Date (as defined in the Note);

     (g) The excess of any insurance proceeds over the amount necessary to complete the restoration or repair of the Mortgaged Property shall be applied as a credit against any portion of the Indebtedness selected by U. S. Bank, in U.
S. Bank's sole discretion; and

     (h) Each and every one of the other requirements and conditions contained in this paragraph shall be applicable.

     9. Escrow. Borrower, in order to more fully protect the security of the Mortgage, does hereby covenant and agree that, if Borrower shall fail to timely pay taxes, assessments or insurance premiums as provided above, or if there shall occur any Event of Default, as defined in the Loan Agreement, and U.S. Bank does not elect to exercise its other remedies, then Borrower shall, upon request of U.S. Bank, pay to U.S. Bank on the first day of each month, until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12) of the known or estimated yearly taxes, assessments, premiums for such insurance as may be required by the terms hereof and, if applicable, any replacement reserve amounts payable by Borrower. U.S. Bank shall hold such monthly payments which may be mingled with its general funds, without obligation to pay interest thereon, unless otherwise required by applicable law, to pay such taxes, assessments, and insurance premiums when due. Borrower agrees that sufficient funds shall be so accumulated for the payment of said charges one (1) month prior to the due date thereof and that Borrower shall furnish U.S. Bank with proper statements covering the same fifteen (15) days prior to the due dates thereof. In the event of foreclosure of the Mortgage, or if U.S. Bank should take a deed in lieu of foreclosure, the amount so accumulated shall be credited on account of the unpaid principal or interest. If the total of the monthly payments as made under this Section shall exceed the payments actually made by U.S. Bank, such excess shall be credited on subsequent monthly payments of the same nature, but if the total of such monthly payments so made under this Section shall be insufficient to pay such taxes, assessments, and insurance premiums then due, then said Borrower shall pay upon demand the amount necessary to make up the deficiency, which payments shall be secured by the Mortgage. To the extent that all the provisions of this Section for such payments of taxes, assessments, and insurance premiums to U.S. Bank, are complied with, Borrower shall be relieved of compliance with the covenants contained in Sections 7 and 8 herein as to the amounts paid only, but nothing contained in this Section shall be construed as in any way limiting the rights of U.S. Bank at its option to pay any and all of said items when due.

     10. Waste; Repair. Borrower shall neither commit nor permit any waste on the Property and shall keep all Improvements now or hereafter erected on the Property in good condition and repair.

     11. Alterations; Construction. Except as hereinafter provided or except with the written consent of U.S. Bank, Borrower shall not remove, demolish or alter any of the Improvements now existing or hereafter constructed on the Property, or any of the Personal Property in or on the Property or Improvements, except when incident to the replacement of any of the items of Personal Property with items of like kind and value and except for any alterations or improvements that do not result in any diminution in value to the Premises and the costs of such alterations or improvements do not exceed One Million Dollars ($1,000,000.00). The foregoing to the contrary notwithstanding, a tenant of

Borrower leasing space within the Premises shall have the right, without the consent of U.S. Bank to make alterations to such tenant's leasehold premises in accordance with its lease and Borrower shall have the right, without the consent of U.S. Bank to make alterations or improvements to the Premises providing such alterations or improvements do not result in any diminution in value to the Premises and the costs of such alterations or improvements do not exceed One Million Dollars ($1,000,000.00).

     12. Advances Secured by Mortgage. Upon failure of Borrower to comply with any of these covenants and agreements as to the payment of taxes, assessments, insurance premiums, repairs, protection of the Mortgaged Property or U.S. Bank's lien thereon, and other charges and the costs of procurement of title evidence and insurance as aforesaid, U.S. Bank may, at its option, pay the same, and any sums so paid by U.S. Bank, together with the reasonable fees of counsel employed by U.S. Bank in consultation and in connection therewith, shall be charged against Borrower, shall be immediately due and payable by Borrower, shall bear interest at the Default Rate of Interest, as defined in the Notes, and shall be a lien upon the Mortgaged Property, and be secured by the Mortgage, and may be collected in the same manner as the principal debt hereby secured.

     13. Use. Unless U.S. Bank otherwise agrees in writing, Borrower shall not allow changes in the nature of the occupancy for which the Property and Improvements were intended at the time the Mortgage was executed. Borrower shall comply with the laws, ordinances, regulations and requirements of any governmental body applicable to the Mortgaged Property, both during the construction of any Improvements on the Property and subsequent to the completion thereof, and not permit the use thereof for any illegal purpose.

     14. Inspection. Any person authorized by U.S. Bank shall, upon reasonable notice to Borrower, have the right to enter upon and inspect the Mortgaged Property at all reasonable times. U.S. Bank shall, however, have no duty to make such inspections. Any inspection of the Mortgaged Property by U.S. Bank shall be entirely for its benefit, and Borrower shall in no way rely or claim reliance thereon.

     15. Minerals. Without the prior written consent of U.S. Bank, there shall be no drilling or exploring for, or extraction, removal, or production of minerals from the surface or subsurface of the Property. The term "minerals" as used herein shall include, without limitation, oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium and all other natural elements, compounds and substances, including sand and gravel.

     16. Condemnation. If all or any part of the Property or Improvements are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, or, with U.S. Bank's consent, by any conveyance in lieu thereof, the amount of any award or other payment for such taking, or conveyance or damages made in consideration thereof, to the extent of the full amount of the then remaining unpaid Indebtedness is hereby assigned to U.S. Bank who is empowered to collect and receive the same and to give proper receipts therefore in the name of Borrower, and the same shall be paid forthwith to U.S. Bank. Provided that (i) no Event of Default has occurred and is continuing and (ii) any condemnation award is for a temporary or partial taking of the Mortgaged Property, any award or payment so received by U.S. Bank, may at the option of U.S. Bank, be retained and applied, in whole or in part, to the Indebtedness (whether or not then due and payable) in such manner as U.S. Bank may determine, or released in whole or in part to Borrower upon terms satisfactory to U.S. Bank for the purpose of altering, restoring or rebuilding any part of the Mortgaged Property which may have been altered, damaged or destroyed as a result of such taking, alteration or proceedings, but U.S. Bank shall not be obligated to see to the application of any funds so released. Unless Borrower and U.S. Bank otherwise agree in writing, any such application of proceeds to the Indebtedness shall not extend or postpone the due date of the monthly installments referred to in each of the Notes or change the amount of such installments. If Borrower receives notice, written or unwritten, of any actual, intended or threatened condemnation or eminent domain proceeding, Borrower shall forthwith furnish a copy of such notice to U.S. Bank if such notice was written, or inform U.S. Bank in writing if such notice was unwritten. At any time that an Event of Default has occurred and is continuing, Borrower further authorizes U.S. Bank, at U.S. Bank's option and at Borrower's expense, as attorney-in-fact for Borrower, to commence, appear in and prosecute, in Borrower's or U.S. Bank's name, any action or proceeding relating to any condemnation or other taking of all or any part of the Mortgaged Property and to settle any claims in connection with such condemnation or other taking.

Notwithstanding any provision to the contrary contained herein: (i) provided that no Event of Default has occurred and is continuing and any award or payment received because of a temporary or partial taking of Land, exclusive of any building(s) is for an amount of Two Hundred Thousand Dollars ($200,000.00) or less, Borrower shall have the right to receive such award directly from the condemning authority and use such award for restoration or repair of the Mortgaged Property; and (ii) any award or payment received because of a temporary or partial taking of Land, exclusive of any building(s), in excess of Two Hundred Thousand Dollars ($200,000.00) shall be held by U. S. Bank to reimburse Borrower for the cost of recurbing, repaving, restriping or otherwise reorientating the Land (and shall not be applied toward the payment of the Indebtedness) provided, each of the following shall obtain: (a) the proceeds shall, in U. S. Bank's reasonable judgment, be sufficient to restore the Land to the equivalent of its original condition; (b) there shall at the time of taking and at all times thereafter have occurred no Event of Default, as hereinafter defined; (c) restoration of the Land, in U. S. Bank's sole judgment, shall be completed prior to the maturity date of the Note, as extended, if applicable; and (d) Borrower shall comply with each and every one of the other applicable requirements and conditions contained in this paragraph.

     17. Assignment of Rents and Leases.

     (a) Borrower hereby absolutely and unconditionally assigns, transfers and sets over unto U.S. Bank and U.S. Bank's successors and assigns, all present and future leases covering all or any part of the Mortgaged Property (the "Leases"), together with any extensions or renewals thereof and any guarantees of any tenants' obligations thereunder, and all of the rents, royalties, bonuses, income, receipts, revenues, issues and profits now due or which may hereafter become due under the Leases or any extensions or renewals thereof, as well as all moneys due and to become due to Borrower under the Leases for services, materials or installations supplied whether or not the same were supplied under the terms of the Leases, all liquidated damages following default under the Leases and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property (such rents, income, receipts, revenues, issues, profits and other moneys assigned hereby are hereinafter collectively called "Rents"), together with any and all rights and remedies which Borrower may have against any tenant under any of the Leases or others in possession of the Mortgaged Property or any part thereof for the collection or recovery of Rents so assigned. Prior to an Event of Default, as hereinafter defined, Borrower shall have a license to collect and receive all Rents as trustee for the benefit of U.S. Bank and Borrower.

     (b) Borrower hereby represents, warrants and agrees that:

          (i) Borrower has good title to the Leases and Rents hereby assigned and has the right, power and capacity to make this assignment and no person or entity other than Borrower has or will have any right, title or interest in or to the Leases or Rents, except for the Permitted Encumbrances.

          (ii) Borrower shall, at Borrower's sole cost and expense, perform and discharge all of the obligations and undertakings of the landlord under the Leases and give prompt notice to U.S. Bank of any failure to do so. Borrower shall use commercially reasonable efforts to enforce or secure the performance of each and every obligation and undertaking of the tenants under the Leases and shall appear in and prosecute or defend any action or proceeding arising under, or in any manner connected with, the Leases or the obligations and undertakings of the tenants thereunder.

          (iii) Borrower shall generally operate and maintain the Mortgaged Property in a manner to insure maximum Rents and shall enter into and maintain a contract, approved by U.S. Bank as to form and content, with a professional property manager, approved by U.S. Bank, for the management and leasing of the Mortgaged Property. U.S. Bank has approved the Management Agreement, dated of even date herewith, by and among Borrower as owner of the Mortgaged Property and Glimcher Properties Limited Partnership as Manager and Glimcher Development Corporation as Services Provider.

          (iv) Borrower shall not pledge, transfer, mortgage or otherwise encumber or assign the Leases or the Rents nor anticipate Rents more than thirty (30) days prior to accrual.

          (v) Except as permitted under the Loan Agreement, Borrower shall not
     (1) waive, excuse, condone or in any manner release or discharge any tenant under any of the Leases; (2) disaffirm, cancel, terminate or consent to any surrender of any of the Leases; (3) modify, extend or in any way alter the terms of any of the Leases; (4) renew or extend any of the Leases, except pursuant to terms in existing Leases; or (5) permit any assignment of any of the Leases.

          (vi) Borrower shall give immediate notice to U. S. Bank of any notice Borrower receives from any tenant under any Major Lease (as defined in the Loan Agreement), specifying any claimed default by any party under the Leases.

          (vii) If an Event of Default has occurred and is continuing or if Borrower shall not be in compliance with the Debt Service Coverage Ratio (as defined in the Loan Agreement), no settlement for damages for termination of any of the Leases under the Federal Bankruptcy Code, or under any other federal, state, or local statute, shall be made without the prior written consent of U.S. Bank, which consent may be withheld in U. S. Bank's sole discretion, and any check in payment of such damages shall be made payable to both Borrower and U. S. Bank. Borrower hereby assigns any such payment to U.S. Bank, to be applied to the Indebtedness as U. S. Bank may elect, and agrees to endorse any check for such payment to the order of
     U. S. Bank.

          (viii) All existing Leases are valid, unmodified and in full force and effect, to Borrower's knowledge, there are no existing defaults under any of the Leases and Borrower has not performed any act or executed any instrument which might prevent U. S. Bank from operating under any of the terms and provisions thereof or which would limit U.S. Bank in such operation.

          (ix) All future Leases shall be subject to the requirements set forth in the Loan Agreement. . Borrower shall deliver to U. S. Bank originals of each of the Leases once fully executed. Unless otherwise directed by U. S. Bank, all Leases shall specifically provide that such Leases are subordinate to the Mortgage; that the tenant attorns to U. S. Bank, such attornment to be effective upon U. S. Bank's acquisition of title to the Mortgaged Property; that the tenant agrees to execute such further subordination and attornment agreements and estoppel certificates as U. S. Bank may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure.

     (c) U.S. Bank shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Borrower under any of the Leases; and excepting for U. S. Bank's own gross negligence or willful misconduct, Borrower hereby agrees to indemnify U.S. Bank for, and to save U.S. Bank harmless from, any and all liability, damage or expense arising from any of the Leases or from this assignment, including, without limitation, claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to U.S. Bank. All amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by U.S. Bank shall bear interest at the Default Rate of Interest, as defined in the Notes, and shall be payable by Borrower immediately without demand and shall be secured hereby. This assignment shall not place responsibility for the control, care, management, or repair of the Mortgaged Property upon U.S. Bank, or make U.S. Bank responsible or liable for any negligence in the management, operation, upkeep, repair or control of same resulting in loss or damage or injury or death to any party.

     (d) Upon the occurrence of an Event of Default as hereinafter defined:

          (i) All Rents assigned hereunder shall be paid directly to U.S. Bank, and U.S. Bank may notify the tenants under the Leases (or any other parties in possession of the Mortgaged Property) to pay all of the Rents directly to U.S. Bank at the address specified in Section 27 hereof, for which this assignment shall be sufficient warrant;

          (ii) U.S. Bank shall have the right to forthwith enter and take possession of the Mortgaged Property and to manage, operate, lease and develop the same; to collect as hereunder provided all or any Rents payable under the Leases; to make repairs as U.S. Bank deems appropriate; and to perform such other acts in connection with the management, operation, development, leasing and construction of the Mortgaged Property as U.S. Bank, in its sole discretion, may deem proper; and

          (iii) U.S. Bank shall have the right to forthwith enter into and upon the Mortgaged Property and take possession thereof, and to appoint an agent, or in the event of the institution of foreclosure proceedings to have a receiver appointed for the collection of the Rents.

     In the event that U.S. Bank shall pursue its remedies under Subsections 17(d)(ii) or (iii) above, the net income, after allowing a reasonable fee for the collection thereof and the management of the Mortgaged Property, may be applied toward the payment of taxes, assessments, insurance premiums, repairs, protection of the Mortgaged Property or U.S. Bank's lien thereon, and other charges against the Mortgaged Property and the costs of procurement of such insurance and of evidence of title to the Mortgaged Property, or any of them, or in the reduction of the Indebtedness and the payment of interest, as U.S. Bank may elect. If the Rents are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by U.S. Bank for such purposes shall become indebtedness of Borrower to U.S. Bank secured by the Mortgage. Unless U.S. Bank and Borrower agree in writing to other terms of payment, such amounts shall be payable upon demand from U.S. Bank to Borrower and shall bear interest from the date of disbursement at the Default Rate of Interest stated in each of the Notes.

     The exercise or failure to exercise any of the above remedies shall not in any way preclude or abridge the right of U.S. Bank to foreclose the Mortgage or to take any other legal or equitable action thereon. U.S. Bank shall have such rights or privileges as aforesaid regardless of the value of the Mortgaged Property given as security hereunder, and regardless of the solvency or insolvency of any party bound for the payment of the Indebtedness or the other sums hereby secured.

     (e) Borrower hereby authorizes and directs the tenants under the Leases to pay Rents to U.S. Bank upon written demand by U.S. Bank, without further consent of Borrower, and the tenants may rely upon any written statement delivered by U.S. Bank to the tenants. Any such payment to U.S. Bank shall constitute payment to Borrower under the Leases.

     (f) There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Property and Improvements without the prior written consent of U.S. Bank.

     18. Security Agreement. The Mortgage is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania (the "UCC") for any of the Mortgaged Property comprising personal property and fixtures that may be subject to a security interest pursuant to the UCC, and Borrower hereby grants to U.S. Bank a security interest in said personal property and fixtures, whether said property is now existing or hereafter acquired, together with replacements, replacement parts, additions, repairs and accessories incorporated therein or affixed thereto and, if sold or otherwise disposed of, the proceeds (including insurance proceeds) thereof. Borrower agrees to execute and deliver to U.S. Bank UCC financing statements covering said personal property and fixtures from time to time and in such form as U.S. Bank may require to perfect or maintain the priority of U.S. Bank's security interest with respect to said personal property and fixtures, and Borrower shall bear all costs thereof, including all UCC searches reasonably required by U.S. Bank. Borrower shall not create or suffer to be created any other security interest in said personal property and fixtures, including replacements thereof and additions thereto. Upon the occurrence of any Event of Default as set forth in Section 19 hereof, U.S. Bank shall have the remedies of a secured party under the UCC and, at U.S. Bank's option, may also invoke the remedies provided in Section 19 hereof with respect to such property.

     19. Default. The term "Event of Default" shall have the same meaning as set forth in the Loan Agreement, which meaning is incorporated by this reference herein.

     Upon the occurrence of any such Event of Default, at the option of U.S. Bank, without notice or demand, the same being hereby expressly waived, the entire amount shall become immediately due and payable, and, in addition to any other right or remedy which U.S. Bank may now or hereafter have at law, in equity, or under the Loan Documents, U.S. Bank shall have the right and power:
(a) to foreclose upon the Mortgage and the lien hereof; (b) to sell the Mortgaged Property according to law; and (c) to enter upon and take possession of the Mortgaged Property and/or have a receiver appointed therefor as set forth in Section 17 hereof.

     Upon the occurrence of any foreclosure of the Mortgage and the lien hereof, application of the proceeds from any sale shall be first applied to the Indebtedness outstanding under the Note with any remaining proceeds to then be applied to the Indebtedness outstanding under any Rate Management Agreements.

     20. No Waiver. The failure of U.S. Bank to exercise any option to declare the maturity of the principal debt or any other sums hereby secured under any provision of any of the Loan Documents, or to forbear from exercising any right or remedy available to U.S. Bank under any provision of any of the other Loan Documents, shall not be deemed a waiver of the right to exercise such option, right or remedy or declare such maturity as to such past, continuing or subsequent violation of any of the covenants and agreements of the Loan Documents. Acceptance by U.S. Bank of partial payments shall not constitute a waiver of any Event of Default. From time to time, U.S. Bank may, at U.S. Bank's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns, any junior lienholder or any of the Guarantors, without liability on U.S. Bank's part and notwithstanding Borrower's breach of any covenant or agreement of Borrower in the Mortgage, extend the time for payment of the Indebtedness, or any part thereof, reduce the payments thereon, release anyone liable on any of said Indebtedness, accept a renewal note or notes therefor, release from the lien of the Mortgage any part of the Mortgaged Property, take or release other or additional security, reconvey any part of the Mortgaged Property, consent to any map or plan of the Mortgaged Property, consent to the granting of any easement, join in any extension or subordination agreement, or agree in writing with Borrower to modify the rate of interest or period of amortization of each of the Notes or to change the amount of the monthly installments payable thereunder. Any actions taken by U.S. Bank pursuant to the terms of this Section shall not affect the obligation of Borrower or Borrower's successors or assigns to pay the sums secured by the Mortgage and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any of the Guarantors, and shall not affect the lien or priority of lien of the Mortgage on the Mortgaged Property. Borrower shall pay U.S. Bank a reasonable service charge, together with such title insurance premiums and reasonable attorney's fees as may be incurred at U.S. Bank's option for any such action if taken at Borrower's request.

     21. Parcels; Waiver of Marshaling. In the event of foreclosure of the Mortgage, the Mortgaged Property may be sold in one or more parcels or as an entirety as U.S. Bank may elect.

     Notwithstanding the existence of any other security interests in the Mortgaged Property held by U.S. Bank or by any other party, U.S. Bank shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein. U.S. Bank shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who becomes liable for Borrower's obligations and covenants under the Mortgage, and any party who now or hereafter acquires a security interest in the Mortgaged Property, or any portion thereof, hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     22. Costs of Collection. Borrower hereby agrees to pay to U.S. Bank all costs of foreclosing the Mortgage, and all costs of enforcing, collecting and securing, and of attempting to enforce, collect and secure, the Notes, including, without limitation, reasonable attorneys' fees, appraisers' fees, court costs, notice charges and title insurance charges, whether such attempt be made by suit, in bankruptcy, or otherwise, and such costs and any other sums due U.S. Bank under the Loan Documents may be included in any judgment or decree rendered.

     23. Rent Roll and Financial Statements. Borrower shall maintain full and correct books and records open to U.S. Bank's inspection showing in detail the income, expenses and earnings of Borrower and of the Mortgaged Property, and shall provide U.S. Bank with the financial information requirements of the Loan Agreement.

     24. Hazardous Substances.

     (a) Borrower hereby covenants and agrees with U.S. Bank that the following terms shall have the following meanings:

          (i) "Environmental Laws" mean all federal, state and local laws, statutes, ordinances and codes relating to the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives with respect thereto.

          (ii) "Hazardous Substance" means, without limitation, any flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, wastes, materials, compounds, pollutants, contaminants or related materials, as included or regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), the Water Quality Act of 1987 (33 U.S.C. Sections 1251, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1321, et seq.), or the Clean Air Act (42 U.S.C. 7401, et seq.).

          (iii) "Indemnitee" means U.S. Bank, its participants in the loan evidenced by the Notes and all subsequent holders of the Mortgage, their respective successors and assigns, their respective officers, directors, employees, agents, representatives, contractors and subcontractors and any subsequent owner of the Property and Improvements who acquires title thereto from or through U.S. Bank.

          (iv) "Release" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), and the regulations promulgated thereunder.

     (b) Except for matters disclosed in the Phase I Environmental Site Assessment prepared by PSI and delivered to U. S. Bank in connection with this Loan, Borrower represents and warrants to U.S. Bank that, to its knowledge: (i) the Property and Improvements are not being or have not been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance in violation of any Environmental Laws;
(ii) the Property and Improvements do not contain any Hazardous Substances in violation of any Environmental Laws; (iii) there has been no Release of any Hazardous Substance on, at or from the Property and Improvements or any property adjacent to or within the immediate vicinity of the Property and Improvements and Borrower has not received any form of notice or inquiry with regard to such a Release or threat of such a Release; (iv) no event has occurred with respect to the Property and Improvements which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law; (v) there are no agreements or orders or directives of any federal, state or local governmental agency or authority relating to the Property and Improvements which require any work, repair, construction, containment, clean up, investigations, studies, removal or other remedial action with respect to the Property and Improvements; and (vi) there are no actions, suits, claims or proceedings, pending or threatened, which seek any remedy that arise out of the condition, ownership, use, operation, sale, transfer or conveyance of the Property and Improvements and (1) a violation or alleged violation of any applicable Environmental Law, (2) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release, or (3) human exposure to any Hazardous Substance.

     (c) Borrower covenants and agrees with U.S. Bank as follows:

          (i) Borrower shall keep, and shall cause all operators, tenants, subtenants, licensees and occupants of the Property and Improvements to keep the Property and Improvements free of all Hazardous Substances, except for Hazardous Substances stored, treated, generated, transported, processed, handled, produced or disposed of in the normal operation of the Property and Improvements.

          (ii) Borrower shall comply with, and shall cause all operators, tenants, subtenants, licensee and occupants of the Property and Improvements to comply with all Environmental Laws.

          (iii) Borrower shall promptly provide U.S. Bank with a copy of all notifications which it gives or receives with respect to any past or present Release of any Hazardous Substance or the threat of such a Release on, at or from the Property and Improvements or any property adjacent to or within the immediate vicinity of the Property and Improvements.

          (iv) Borrower shall undertake and complete all investigations, studies, sampling and testing for Hazardous Substances required by U.S. Bank and, in accordance with all Environmental Laws, all removal and other remedial actions necessary to contain, remove and clean up all Hazardous Substances that are determined to be present at the Property and Improvements in violation of any Environmental Laws.

          (v) U.S. Bank shall have the right, but not the obligation, to cure any violation by Borrower of the Environmental Laws and U.S. Bank's cost and expense to so cure shall be secured by the Mortgage.

     (d) Excepting for matters caused by U. S. Bank's own gross negligence or willful misconduct, Borrower covenants and agrees, at its sole cost and expense, to indemnify, defend and save harmless Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, reasonable attorneys' and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Indemnitee arising out of the condition, ownership, use, operation, sale, transfer or conveyance of the Property and Improvements and (i) the storage, treatment generation, transportation, processing, handling, production or disposal of any Hazardous Substance, (ii) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release, (iii) human exposure to any Hazardous Substance (iv) a violation of any Environmental Law, or (v) a material misrepresentation or inaccuracy in any representation or warranty or material breach of or failure to perform any covenant made by Borrower herein (collectively, the "Indemnified Matters").

     The liability of Borrower to Indemnitee hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) the repayment of all sums and the satisfaction of all obligations of Borrower under the Notes, the Mortgage or other Loan Documents, (ii) the foreclosure of the Mortgage or the acceptance of a deed in lieu thereof, (iii) any amendment or modification of the Loan Documents by or for the benefit of Borrower or any subsequent owner of the Property and Improvements, (iv) any extensions of time for payment or performance required by any of the Loan Documents, (v) the release or discharge of the Mortgage or of Borrower, any of the Guarantors or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents whether by U.S. Bank, by operation of law or otherwise, (vi) the invalidity or unenforceability of any of the terms or provisions of the Loan Documents, (vii) any exculpatory provision contained in any of the Loan Documents limiting U.S. Bank recourse to property encumbered by the Mortgage or to any other security or limiting U.S. Bank rights to a deficiency judgment against Borrower, (viii) any applicable statute of limitations, (ix) the sale or assignment of the Notes or the Mortgage, (x) the sale, transfer or conveyance of all or part of the Property and Improvements,
(xi) the dissolution or liquidation of Borrower, (xii) the death or legal incapacity of Borrower, (xiii) the release or discharge, in whole or in part, of Borrower in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (xiv) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Borrower under the Notes or the Mortgage.

     The foregoing indemnity shall be in addition to any and all other obligations and liabilities Borrower may have to U.S. Bank at common law.

     25. Subordinate Mortgages. Borrower shall not, without the prior written consent of U.S. Bank, which consent may be withheld in U.S. Bank's sole discretion, after the date hereof grant or permit to be created any lien, security interest or other encumbrance, other than Permitted Encumbrances, covering any of the Mortgaged Property (each a "Subordinate Mortgage"). If U.S. Bank consents to a Subordinate Mortgage or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable, any such Subordinate Mortgage shall contain express covenants to the effect that:

     (a) the lien of the Subordinate Mortgage and all instruments incorporated therein by reference is and always shall be unconditionally subordinate to the lien of the Mortgage and to all advances made pursuant to, and sums secured by, the Mortgage, and the Mortgage and all instruments incorporated herein by reference may be renewed, extended, restructured, modified, increased or reinstated at any time without giving notice to or obtaining the consent of the Subordinate Mortgage holder;

     (b) if any action shall be instituted to foreclose or otherwise enforce the Subordinate Mortgage, no tenant of any of the Leases shall be named as a party defendant and no action shall be taken which would terminate any occupancy or tenancy without the prior written consent of U.S. Bank;

     (c) in the event of any conflict between the covenants and agreements of the Mortgage and the Subordinate Mortgage, the covenants and agreements of the Mortgage shall prevail;

     (d) Rents, if collected by or for the holder of the Subordinate Mortgage, shall be applied first to the payment of the Indebtedness and expenses incurred in the ownership, operation and maintenance of the Mortgaged Property in such order as U.S. Bank may determine, prior to being applied to any indebtedness secured by the Subordinate Mortgage;

     (e) a copy of any notice of default under the Subordinate Mortgage and written notice and opportunity to cure of not less than thirty (30) days prior to the commencement of any action to foreclose or otherwise enforce the Subordinate Mortgage shall be given to U.S. Bank; and

     (f) the holder of the Subordinate Mortgage shall acknowledge the existence of the Indebtedness secured hereby and further acknowledge that the lien of the Mortgage shall at all times be and remain superior and prior to the lien of the Subordinate Mortgage to the extent of the entire Indebtedness secured hereby notwithstanding any change in the variable rate of interest being charged under each of the Notes.

     26. Priority of Mortgage Lien. U.S. Bank, at U.S. Bank's option, is authorized and empowered to do all things necessary or convenient for the protection of U.S. Bank's interest in the Mortgaged Property.

     27. Notice. Any notice required or permitted to be given hereunder shall be in writing and given in the same manner as required for providing notice under the Loan Agreement.

     28. Leasehold Mortgage. Borrower represents and warrants to U.S. Bank and covenants and agrees with U.S. Bank that:

     (a) Borrower hereby warrants and represents as follows: (i) the Ground Lease is in full force and effect, unmodified by any writing or otherwise; (ii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iii) Borrower enjoys the quiet and peaceful possession of the property demised thereby; (iv) Borrower has not executed any mortgage, pledge, hypothecation, assignment or other transfer of its right, title and interest under the Ground Lease that is presently in effect, other than this Mortgage in favor of U.S. Bank and the Permitted Encumbrances; (v) Borrower is not in default under any of the terms thereof and, to the best of its knowledge, there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an Event of Default thereunder; and (vi) to the best of Borrower's knowledge, the landlord is not in default under any of the terms or provisions thereof on the part of the landlord to be observed or performed.

     (b) Borrower will at all times fully and timely perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as the tenant under the Ground Lease, and that if Borrower shall fail so to do, U.S. Bank may, upon prior written notice to Borrower, but shall not be obligated to, take any action U.S. Bank deems necessary or desirable to prevent or to cure any default by Borrower in the performance of or compliance with any of Borrower's covenants or obligations under the Ground Lease. Upon receipt by U.S. Bank from landlord, or any of its successors or assigns as landlord under the Ground

Lease, of any written notice of default by Borrower thereunder, U.S. Bank may rely thereon and take any action as aforesaid to cure such default even though the existence of such default or the nature thereof be questioned or denied by Borrower or by any party on behalf of Borrower. In the Event of Default, Borrower hereby expressly grants to U.S. Bank, and agrees that U.S. Bank shall have, the absolute and immediate right to enter in and upon the Mortgaged Property or any part thereof to such extent and as often as U.S. Bank, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by Borrower. U.S. Bank may pay and expend such sums of money as U.S. Bank, in its sole discretion, deems necessary for any such purpose, and Borrower hereby agrees to pay to U.S. Bank all such sums so paid and expended by U.S. Bank, together with interest thereon from the date such payment at the Default Rate of Interest, as provided in the Reimbursement Agreement, until repaid to U.S. Bank, such sums shall be payable by Borrower to U.S. Bank immediately upon notice to Borrower of the amount owing, without further demand, shall be secured by this Mortgage, shall be part of the sum required to be paid to redeem from any foreclosure sale and shall be added to the judgment in any suit, if any, brought by U.S. Bank against Borrower.

     (c) Borrower will not surrender the Leasehold Estate under the Ground Lease or any interest therein described, nor terminate or cancel the Ground Lease, nor modify, change, supplement, alter or amend the Ground Lease either orally or in writing without the express written consent of U.S. Bank, and any such surrender, termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease without the prior written consent thereto by U.S. Bank shall be void and of no force and effect. As further security for the repayment of the indebtedness secured hereby and for the performance by Borrower of the covenants contained in any of the Loan Documents or Ground Lease on its part to be performed, Borrower hereby assigns to U.S. Bank all of its rights, privileges and prerogatives as tenant under the Ground Lease to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease.

     (d) No release or forbearance of any of Borrower's obligations under the Ground Lease pursuant to the Ground Lease or otherwise, shall release Borrower from any of its obligations under this Mortgage, including obligations with respect to the payment of rent as provided for in the Ground Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Ground Lease, to be kept, performed and complied with by Borrower therein.

     (e) Unless U.S. Bank shall otherwise expressly consent in writing, the fee title to the property covered by the Ground Lease and the leasehold estate created thereby shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in the U.S. Bank, landlord or in the tenant thereunder, or in a third party by purchase or otherwise.

     (f) If Borrower obtains any further interest in the property covered by the Ground Lease, including without limitation the fee title thereto, such interest shall be covered by this Mortgage and Borrower shall execute and deliver to U.S. Bank such additional documents as are reasonably necessary to perfect U.S. Bank's interest therein.

     (g) Copies of any and all notices of default and notices of the exercise by the landlord or any of its respective successors or assigns as landlord under the Ground Lease of any remedies relating to defaults or breach by Borrower, which are delivered to Borrower, shall be forwarded to U.S. Bank at its address for notices hereunder within two (2) days after the receipt thereof.

     (h) Borrower acknowledges that pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (hereinafter, as the same may be amended or recodified from time to time, the "Bankruptcy Reform Act"), it is possible that a trustee in bankruptcy of the landlord, as a debtor-in possession, could reject the Ground Lease, in which case Borrower, as lessee, would have the election described in Section 365(h) of the Bankruptcy Reform Act ("Election") to treat such Ground Lease as terminated by such rejection or, in the alternative, to remain in possession for the balance of the term of such Ground Lease and any renewal or extension thereof that is enforceable by the lessee under applicable non-bankruptcy law. Borrower covenants Borrower shall not suffer or permit the termination of such Ground Lease by exercise of the Election or otherwise without the prior written consent of U.S. Bank.

     (i) In order to secure the covenant made in subsection (h) above and as security for the payment of the Indebtedness secured hereby and the performance of Borrower's obligations under the Loan Documents, Borrower hereby assigns the Election to U.S. Bank. Borrower acknowledges and agrees that the foregoing assignment of the Election is one of the rights which U.S. Bank may use at any time in order to protect the other rights and interests of U.S. Bank under this Mortgage and the other Loan Documents. Borrower further acknowledges and agrees that the Election is in the nature of a remedy and is not a property interest which Borrower can separate from the Ground Lease. Therefore, Borrower agrees that exercise of the Election in favor of preserving the right to possession under the Ground Lease shall not be deemed a partial or other taking or sale of the Mortgaged Property by U.S. Bank and shall not entitle Borrower to any credit against the Indebtedness secured hereby.

     (j) Borrower acknowledges and agrees that in the event that the Election is exercised in favor of Borrower remaining in possession, Borrower's resulting right to possession and use of (and the rents, issues and profits from) the Mortgaged Property, as adjusted by the effect of Section 365 of the Bankruptcy Reform Act, shall then be subject to the lien created by this Mortgage. However, Borrower acknowledges and agrees that such right to possession and use of the Mortgaged Property as so adjusted is not equivalent to Borrower's leasehold estate under such Ground Lease in and to the Mortgaged Property as of the date hereof. Therefore, Borrower agrees that rejection of such Ground Lease under the Bankruptcy Reform Act shall constitute an Event of Default if, in U.S. Bank's reasonable judgment, such rejection shall result in material impairment of the value of the Mortgaged Property, and shall entitle U.S. Bank to all rights and remedies in this Mortgage or the other Loan Documents in the event of the occurrence of an Event of Default.

     (k) If there shall be filed by or against Borrower a petition under the Bankruptcy Reform Act, and the Borrower, as tenant under the Ground Lease, desires to reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Code, Borrower shall give U.S. Bank not less than thirty (30) business days' prior notice of the date on which the Borrower intends to apply to the bankruptcy court for authority to reject the Ground Lease. U.S. Bank shall have the right, but not the obligation, to serve upon the Borrower, within such thirty (30) business day period, a notice stating that (i) the U.S. Bank demands that the Borrower assume and assign the Ground Lease to the U.S. Bank pursuant to Section 365 of the Bankruptcy Code and (ii) U.S. Bank covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Ground Lease. If U.S. Bank serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Ground Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by U.S. Bank of the covenant provided for in clause (ii) of the preceding sentence. However, Borrower acknowledges and agrees that U.S. Bank's right to possession and use of the Mortgaged Property pursuant to such assumption and assignment of the Ground Lease under the Bankruptcy Reform Act is not equivalent to Borrower's leasehold estate under such Ground Lease in and to the Mortgaged Property as of the date hereof. Therefore, Borrower agrees that such assumption and assignment of the Ground Lease under the Bankruptcy Reform Act shall constitute an Event of Default if, in U.S. Bank's reasonable judgment, such assumption and assignment shall result in material impairment of the value of the Mortgaged Property, and shall entitle U.S. Bank to all rights and remedies in this Mortgage or the other Loan Documents in the event of the occurrence of an Event of Default.

     29. Miscellaneous. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders. If any provision of the Mortgage is illegal, or hereafter rendered illegal, or is for any other reason void, voidable or otherwise unenforceable, or hereafter rendered void, voidable or otherwise unenforceable, the remainder of the Mortgage shall not be affected thereby, but shall be construed as if it does not contain such provision. Each right and remedy provided in the Mortgage is distinct and cumulative to all other rights or remedies under the Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever. The Mortgage shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to choice of law provisions.

     30. Release. This Mortgage shall not be released until such time as all Rate Management Obligations under any Rate Management Agreements made in connection with or in any way relating to the Loan have been satisfied and the confirmation sheet has been satisfied.

     U.S. BANK, BY ACCEPTANCE OF THIS MORTGAGE, AND BORROWER HEREBY MUTUALLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE FOR THE BENEFIT OF THE OTHER ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE LOAN DOCUMENTS, THE TRANSACTIONS RELATED THERETO OR THE RELATIONSHIP ESTABLISHED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO U.S. BANK AND BORROWER TO ENTER INTO THIS TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY U.S. BANK'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THE LOAN DOCUMENTS.

     PROVIDED, HOWEVER, that these presents are upon the condition that if Borrower shall fully and promptly pay when due the Indebtedness and shall completely, faithfully and punctually perform all of the Obligations under the terms and conditions of the Loan Documents, then the Mortgage shall be void; otherwise it shall remain in full force and effect in law and equity forever.

     IN WITNESS WHEREOF, Borrower has caused the Mortgage to be executed as of the 22nd day of April, 2008.


                                    Borrower:

                                    CATALINA PARTNERS, L.P., a Delaware limited partnership

                                    By:    Glimcher Colonial Park Mall, Inc.,
                                           a Delaware corporation
                                    Its:   General Partner

                                           By:/s/ Mark E. Yale
                                              --------------------------------
                                                  Mark E. Yale
                                                  Executive Vice President and
                                                  Chief Financial Officer



STATE OF OHIO

COUNTY OF FRANKLIN, SS:

     The foregoing instrument was acknowledged before me this 22nd day of April, 2008, by Mark E. Yale, an Executive Vice President and Chief Financial Officer of Glimcher Colonial Park Mall, Inc., a Delaware corporation, the General Partner of Catalina Partners, L.P., a Delaware limited partnership, being authorized to do so on behalf of the corporation and partnership.


                                         /s/ Elizabeth A. Hecker
                                         -------------------------------
                                         Notary Public

Commission  Expiration: 5/29/2011
                        ----------------


This instrument prepared by: David K. Conrad, Esq., Bricker and Eckler LLP, 100 South Third Street, Columbus, Ohio 43215

                                    EXHIBIT A

                         FEE PROPERTY LEGAL DESCRIPTION

                                    EXHIBIT B

                      LEASEHOLD PROPERTY LEGAL DESCRIPTION

                                    EXHIBIT C

                             PERMITTED ENCUMBRANCES


     1. Real Estate Taxes for the calendar year not yet due and payable;

     2. All those exceptions listed in the title policy approved by U.S. Bank.